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                                                                    Exhibit 4(e)

                                 AMENDMENT NO. 2
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 2 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994).

                                       I.

                  Effective as of July 1, 1995, Section 1.1(17) of the Plan is hereby amended by (i) deleting the words "or provisional" and (ii) restating clause (b) thereof to read as follows:

         "(b) prior to July 1, 1995, any Employees of the Harris Calorific Division of the Company."

                                       II.

                  Effective as of November 1, 1994, Section 12.2 of the Plan is hereby amended in its entirety to read as follows:

         "12.2 Costs and Expenses. The costs and expenses incurred in connection with the administration of the Plan and Trust Fund shall be paid from the Trust Fund; provided, however, that the Company, in its absolute discretion, may elect at any time to pay part or all thereof directly, but any such election shall not bind the Company as to its right to elect with respect to the same or other expenses at any other time to have such expenses reimbursed or paid from the Trust Fund."

                  EXECUTED at Cleveland, Ohio, this 19th day of June, 1995.

                                     THE LINCOLN ELECTRIC COMPANY

                                      By: /s/ Harry Carlson
                                          -------------------------------------
                                          Title: Vice Chairman

                                      And /s/ Frederick G. Stueber
                                          -------------------------------------
                                          Title: Secretary